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                                                                   EXHIBIT 10.15

                                LICENSE AGREEMENT

THIS LICENSE AGREEMENT ("Agreement") is entered into this the day of _______, 1999, ("Effective Date") by and between OpenSite Technologies, Inc. ("Licensor"), and ________________________________________________________
("Licensee").

                                    AGREEMENT


1. DEFINITIONS. Unless otherwise defined herein, the following terms shall have the meanings set forth below:

      1.1. "Customization" - means any modification of or changes to the Software performed by or on behalf of Licensor pursuant to a services agreement.

      1.2. "Customized Software" - means the Software modified by Licensor for Licensee pursuant to a services agreement executed by Licensor and Licensee.

      1.3. "Defect" - means a material failure of the Software to substantially conform to the functional specifications set forth in the current published Documentation.

      1.4. "Derivative Works" - means works of authorship based on one or more pre-existing works of Licensor which are created by Licensor or on behalf of Licensor, including Documentation, Software, Enhancements, Updates thereto, in whatever form the work may be recast, transformed or adapted, including translations, ports and screen reformatting.

      1.5. "Designated Location" - means the CPU at the physical location identified in Exhibit A on which Licensee may use the Software and a single web site domain address (such as www.opensite.com).

      1.6. "Designated Operating Environment" - means the computer hardware and software identified in Exhibit A, with which Licensee may use the Software.

      1.7. "Development Work" - means original computer software developed by or on behalf of Licensor for Licensee pursuant to a services agreement executed by Licensor and Licensee.

      1.8. "Documentation" - means the written, electronic, or recorded work provided to Licensee in connection with the Software that describes the functions and features, of the Software, including end user manuals.

      1.9. "Enhancements" - means any software program, any part thereof, or any improvement or addition thereto, or any materials not included in the Software at the time of execution of this License, or that are subsequently developed by Licensor, or on behalf of Licensor, which modify the Software to provide a function or feature not originally offered or an improvement in function and which relate to the Software and which are not major modifications and separately priced by Licensor.

      1.10. "Executable Code" - means the compiled or interpreted machine readable program code executed by a computer to perform the functions of the Software.

      1.11. "License Fee" - means fees charged for the License.

      1.12. "Licensed Materials" - means the Software, Customized Software and Development Work, if any, and Documentation covered by this Agreement or services agreement between the parties hereto.

      1.13. "Permitted Users" - means those employees of Licensee who have been trained properly in the use of and are able to use properly the Licensed Materials.

      1.14. "Software" - means the computer software program(s) covered by this Agreement and described on Exhibit A attached hereto and made a part hereof and all Updates and Enhancements thereto.

      1.15. "Third Party Product" - means those third party software and hardware products provided to Licensee by Licensor if any, all as further described in Exhibit A attached hereto, subject to the terms and conditions set forth herein.

      1.16. "Updates" - means program logic changes made by Licensor to correct Defects in the Software delivered hereunder.

2. LICENSE GRANT.

      2.1. LICENSE TO SOFTWARE. Except as otherwise provided herein, Licensor hereby grants to Licensee a perpetual, non-exclusive, non-transferable license to use the Software and Documentation as set forth herein. Except as otherwise expressly set forth in a services agreement, upon the completion, delivery and acceptance of any Development Work or Customization pursuant to a services agreement, such Customization or Development Work shall be considered part of and incorporated into the Software and shall be subject to the terms and conditions of this Agreement.

      2.2. LICENSE TO THIRD PARTY PRODUCT. Licensor hereby grants to Licensee a license to use the Third Party Product if any only as subject to the terms and conditions of this Agreement and the terms and conditions applicable to a particular product as set forth on Exhibit A. In the event of a conflict between the terms and conditions of this Agreement and Exhibit A, the terms and conditions of Exhibit A shall control.

      2.3. USE. Licensee shall have the right to use the Software on a single CPU at the Designated Location. The right to use the Software does not include use by Licensee's affiliates or subsidiaries. Licensee shall have the right to use the Software and Documentation only as set forth in this Agreement or in the Documentation. Any other use of the Software shall constitute an Event of Default under this Agreement. Unless otherwise agreed by the parties hereto in writing, Licensee shall not use the Software in the operation of a service bureau or time sharing arrangement or provide same to a disaster recovery provider; nor shall Licensee modify, assign, sublicense, sell or rent the Software. Any rights not expressly granted herein are hereby expressly reserved to Licensor. Licensee understands and agrees that, in order to facilitate quality control, whenever an error message is generated in connection with Licensee's use of the Software, a copy of the error message is emailed to Licensor.

      2.4. ACCESS. Access to the Software shall be granted only to Permitted Users.

      2.5. SINGLE POINT OF CONTACT. Licensee shall designate a single point of contact to communicate with Licensor in all matters relating to this Agreement, including notifications of changes to Permitted Users at Designated Location(s)or the Designated Operating Environment.. The identity of the contact may be changed upon five (5) days written notice to Licensor.

      2.6. CHANGES. No changes with regard to the Designated Locations, Permitted Users, or the Designated Operating Environment shall be made without the written consent of Licensor.

      2.7. COPIES. Licensor shall deliver one (1) copy of the Software, in Executable Code form, and one (1) copy of the accompanying Documentation to Licensee. Licensee shall make no copies of the Documentation and Software except one (1) copy of the Software may be made for backup or archival purposes. Any such copy shall be clearly marked as proprietary to Licensee and contain Licensor's proprietary notices. Additional copies of Documentation will be made available to Licensee by Licensor at an additional charge.

      2.8. TRANSFER. Licensee may transfer the Software and Documentation to a different Designated Location upon written approval by Licensor. Such transfer shall obligate License to pay a transfer fee of Six Hundred Dollars ($600.00) to Licensor. Upon transfer, the new physical location shall become Designated Location for the purposes of this Agreement. Notwithstanding the foregoing, Licensee understands and agrees that Licensor's approval may be contingent upon agreement of the parties to different or additional terms and that Licensor may, at its sole discretion, terminate or modify any services or maintenance and support agreements executed in connection herewith. Notwithstanding the foregoing, Licensee understands and agrees that Third Party Products if any may not be transferred without the consent of the applicable third party vendors.

      2.9. LOGO. Licensee shall maintain on its Auction Home Page the "Powered by OpenSite Auction" logo as provided by Licensor.

3. INSTALLATION; MAINTENANCE AND SUPPORT.

      3.1. DELIVERY. Licensor shall deliver the Software and Documentation to Licensee at the Designated Location; provided, however, that all modification of the Software and any Updates and Enhancements shall be conducted pursuant to a service agreement and shall be priced separately.

      3.2. ENHANCEMENTS AND UPDATES. Licensor shall provide Enhancements and Updates to Licensee at no charge so long as a maintenance and support agreement between the parties is in effect and Licensee has paid the fees due thereunder. Upon delivery to Licensee, such Enhancements and Updates shall be subject to the terms and conditions of this Agreement and shall be deemed incorporated into and made part of the Software.

4.OWNERSHIP. Except as otherwise expressly agreed in writing, as between Licensor and Licensee, Licensor shall have exclusive ownership of all Licensed Materials and all Derivative Works and written, electronic, or recorded products, data, reports, or other materials resulting from performance of additional services that affect the Licensed Materials or Derivative Works and all other intellectual property rights, including copyrights, trademarks, service marks, and trade secrets attributable to the foregoing (collectively "Intellectual Property"); provided however, that the Intellectual Property shall not include proprietary data of Licensee. Licensee shall have no ownership or proprietary right in the Intellectual Property and shall not use the Intellectual Property for any purpose not approved
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in writing by Licensor.

5. PAYMENTS.

      5.1. LICENSE FEES. In consideration of the license granted under this Agreement, Licensee shall pay a License Fee as described on Exhibit A. Unless otherwise provided in Exhibit A. License Fees charged hereunder shall be due and payable in advance of shipment of the Licensed Materials to Licensee. Amounts unpaid when due shall be subject to a late charge of one and one half percent (1.5%) per month or the maximum rate allowed by law, whichever is less.

      5.2. TAXES. Licensee agrees to pay all present or future sales, excise, import, use, value-added or other similar taxes or duties (not including taxes or duties on the income of Licensor) levied or based on payments made pursuant to this Agreement.

6. TERMINATION.

      6.1. TERMINATION FOR DEFAULT. By giving written notice, either party may terminate this Agreement upon the occurrence of one or more of the following events, which shall constitute a non-exclusive Event of Default under this Agreement:

            6.1.1. Either party fails to perform any material covenant, agreement, obligation, term or condition contained herein;

            6.1.2. Either party fails to comply with the provisions of the confidentiality agreement executed by and between the parties hereto;

            6.1.3. Either party attempts to assign, terminate or cancel this Agreement contrary to the terms thereof;

            6.1.4. Licensee fails to make payment as provided herein;

            6.1.5. Either party ceases to do business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay debts as they become due, files a petition in bankruptcy (except in connection with a reorganization under which the business of such party is continued and performance of all its obligations under this Agreement shall continue) or appoints a receiver, acquiesces in the appointment of a receiver or trustee, or liquidator for it or any substantial party of its assets or properties.

      6.2. EVENTS OF DEFAULT by either party shall not be cause for termination if the defaulting party cures such default (if the default is susceptible to cure) within thirty (30) days of receipt of written notice of default from the other party.

      6.3. RIGHTS UPON TERMINATION. Upon an uncured Event of Default, the non-breaching party may, except as limited by this Agreement, seek all legal and equitable remedies to which it is entitled. The remedies set forth herein shall be deemed cumulative and not exclusive and may be exercised by the non-breaching party, successively or concurrently, in addition to any other remedies available to it. Upon termination by Licensor for Licensee's default, all amounts under this Agreement shall become immediately due and payable.

      6.4. DUTIES UPON TERMINATION. Upon termination of this Agreement, each party shall return to the other any confidential information in its possession belonging to such other party.

7.RELATIONSHIP OF THE PARTIES. The relationship of the parties established by this Agreement is solely that of independent contractors, and nothing contained in this Agreement shall be construed to (a) give any party the power to direct and control the day-to-day activities of the other; or (b) constitute such parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking; or (c) make either party an agent of the other for any purpose whatsoever. Neither party nor its agents or employees is the representative of the other for any purpose, and neither has power or authority to act as agent, employee to represent, to act for, bind, or otherwise create or assume any obligation on behalf of the other.

8. WARRANTY.

      8.1. LIMITED WARRANTY. Licensor warrants that for a period of three (3) months from delivery the Software shall operate without Defects. THIS LIMITED EXPRESS WARRANTY SPECIFIED ABOVE IS THE ONLY WARRANTY MADE BY LICENSOR AND THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, INCLUDING WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      8.2. NEGATION OF WARRANTY. The above warranty shall be negated by (a) the use of the Software by any user not a permitted user, (b) Licensee's use of the Software in a manner not permitted by this Agreement, (c) Licensee's unauthorized use of the Software in conjunction with third party software not expressly approved by Licensor, or (e) installation or use of the Software in an environment other than the Designated Operating Environment.

      8.3. REMEDIES. Remedies for the breach of warranty obligations hereunder shall be limited to replacement or repair of such non-conforming Software. THE FOREGOING SHALL BE LICENSEE'S SOLE AND EXCLUSIVE REMEDY FOR ANY MALFUNCTION OR DEFECT IN THE SOFTWARE. IF SUCH MALFUNCTIONS OR DEFECT MATERIALLY IMPAIRS LICENSEE'S USE OF THE SOFTWARE AND CANNOT BE CURED AS PROVIDED IN THIS SECTION, THEN LICENSEE'S ALTERNATIVE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT WITHOUT FURTHER LIABILITY TO LICENSOR OR DAMAGES HEREUNDER. THIS WARRANTY IS NON-TRANSFERABLE.

      8.4. LIMITATION OF LIABILITY. Subject to Section 8.2, Licensor's liability on any claim of damages arising out of this Agreement shall be limited to direct damages and shall not exceed the amounts paid by Licensee to Licensor under this Agreement. In no event shall Licensor be liable for indirect, exemplary, incidental, special or consequential damages arising from this Agreement, even if Licensor has been advised of the possibility or likelihood of such damages. The limitations of liability set forth herein do not apply to any legal or equitable obligation that Licensor has or may have to indemnify Licensee for any reason.


9. INDEMNIFICATION.

      9.1. BY LICENSOR. Licensor shall indemnify, defend and hold harmless Licensee against any loss, damage or expense incurred by Licensee as a result of claims, actions, or proceedings brought by any third party alleging infringement by the Software and Documentation, Updates, and Enhancements relating thereto of copyright, trademark, patent, or other proprietary rights, and against its reasonable attorneys' fees and any money damages or costs awarded in respect of any such claim(s) and any suit raising any such claim(s); provided, however, that (a) Licensee shall have given Licensor prompt written notice of any such claim, demand, suit or action; (b) Licensee shall cooperate with said defense by complying with Licensor's reasonable instructions and requests to Licensee in connection with said defense; and (c) Licensor shall have control of the defense of such claim, suit, demand, or action and the settlement or compromise thereof. Further, Licensor shall have no liability for any infringement action or claim that is based upon or arising from the matters described in Section 9.2. If a temporary or permanent injunction is obtained against Licensee's use of the Software as a result of the matters described in this section, Licensor shall, at its option and expense, either procure for Licensee the right to continue using the Software or replace or modify the Software or infringing portion thereof so that it no longer infringes the alleged proprietary right. This Section
      9.1 sets forth the exclusive remedy of Licensee against Licensor with respect to any action or claim described herein. Licensor shall not indemnify Licensee for uses, damages or expenses incurred by Licensee as a result of claims, actions or proceedings brought by any third party based on code or design specifications provided to Licensor by Licensee.

      9.2. BY LICENSEE. Licensee shall indemnify, defend and hold harmless Licensor against any loss, damage or expense incurred by Licensor as a result of claims, actions, or proceedings brought by any third party arising from (a) Licensee's use of the Software other than the Designated Operating Environment or in a manner not permitted by this Agreement, (b) Licensee's unauthorized use of the Software in conjunction with third party software not expressly approved by Licensor, (c) Licensee's installation or use of the Software in an environment other than the Designated operating Environment; (d) acts of negligence or willful misconduct by any employees of Licensee relating to this Agreement; or (e) code or design specifications provided by Licensee to Licensor in connection with Licensor's performance of Development Work, Customization or modification of Software. Licensee will indemnify Licensor against its reasonable attorneys' fees and any money damages or costs awarded in respect of any such claim(s) and any suit raising any such claim(s).

10. GOVERNING LAW. As an incentive to alternative dispute resolution the parties have agreed concerning disputes arising hereunder: (1) Licensor may only commence legal proceedings against Licensee in a state or federal court sitting in (insert Licensee's county here)_County_(insert Licensee's state here), in which event, this License agreement will be construed under the internal laws of the State of (insert Licensee's state here) and (2) Licensee may only commence legal proceedings against Licensor in state or federal court sitting in North Carolina, in which event, this License Agreement will be construed under the internal laws of the State of North Carolina; provided that once litigation is initiated by one of the parties, the parties, the other may assert counterclaims in those proceedings.

11. MISCELLANEOUS.

      11.1. BINDING NATURE AND ASSIGNMENT. This Agreement shall bind the parties and their successors and permitted assigns. Neither party may assign this Agreement without the prior written consent of the other except that with respect to Licensor the term "assignment" shall not include any transfer by merger, acquisition, stock transfer or other consolidation of Licensor with another entity. Any other assignment attempted without the written consent of the other party shall be void.

      11.2. NOTICES. Any notice, consent or other communication in connection with the Agreement shall be in writing and may be delivered in person, by mail or by
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      facsimile copy. If hand delivered, the notice shall be effective upon delivery. If by facsimile copy, the notice shall be effective when sent. If served by mail, the notice shall be effective three (3) business days after being deposited with the United States Postal Service by certified mail, return receipt requested, addressed appropriately to the intended recipient, as follows:


      If to Licensor: ATTN:   OpenSite Technologies, Inc.
                              PO Box 12542
                              Research Triangle Park, NC 27709-2542

      If to Licensee: ATTN:


      Each party may change its address for notification purposes by giving the other party written notice of the new address and the date upon which it shall become effective.

      11.3. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the parties.

      11.4. HEADINGS. The articles and sections headings and the table of contents are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

      11.5. APPROVALS AND SIMILAR ACTIONS. Where agreement, approval, acceptance, consent or similar action by either party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld, unless specifically permitted by this Agreement.

      11.6. PUBLICITY. Licensor may prepare press releases concerning the existence of this Agreement and may reference Licensee and this Agreement in its advertising, sales promotions, trade shows, or other marketing material.

      11.7. FORCE MAJEURE. Neither party shall be liable to the other by reason of any failure of performance hereunder (except failure to pay) if such failure arises out of causes beyond such party's reasonable control, despite the reasonable efforts and without the fault or negligence of such party. Any party experiencing such an event shall give as prompt notice as possible under the circumstances.

      11.8. SEVERABILITY. If any provision of this Agreement is held to be unenforceable, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is unenforceable, and this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it enforceable while preserving its intent or, if that is not possible, by substituting another provision that is enforceable and achieves the same objective and economic result. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, INDEMNIFICATION OR EXCLUSION OF DAMAGES OR OTHER REMEDIES IS INTENDED TO BE ENFORCED AS SUCH. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IN THE EVENT ANY REMEDY UNDER THIS AGREEMENT IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES OR OTHER REMEDIES SHALL REMAIN IN EFFECT.

      11.9. WAIVER. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by either party of any covenant or breach shall not be construed to be a waiver of any succeeding breach or of any other covenant. All waivers must be in writing and signed by the party waiving its rights.

      11.10. ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

      11.11. NO THIRD PARTY BENEFICIARIES. The parties agree that this Agreement is for the benefit of the parties hereto and is not intended to confer any legal rights or benefits on any third party and that there are no third party beneficiaries to this Agreement or any part or specific provision of this Agreement.

      11.12. COMPLIANCE WITH LAWS. Each party shall comply with all governmental, including federal, state, and local laws, statutes, rules and regulations applicable to this Agreement and in the conduct of its business. Failure to comply with this provision shall constitute a material default under this Agreement entitling the non-breaching party to terminate this Agreement.

      11.13. ENTIRE AGREEMENT. This Agreement, including all of its attachments, each of which is incorporated into this Agreement, is the entire agreement between the parties with respect to its subject matter, and there are no other representations, understandings or agreements between the parties relative to such subject matter. No amendment to, or change, waiver or discharge of any provision of this Agreement shall be valid unless in writing and signed by any authorized representative of the party against which such amendment, change, waiver or discharge is sought to be enforced. 11.14. SURVIVAL OF PROVISIONS. Provisions 4, 6.2, 6.3, 8.3, 8.4, 9, 10, 11.6, and 11.10 and all accrued and unpaid obligations arising hereunder shall survive the termination hereof.






ACKNOWLEDGED AND AGREED TO, as of the day and year first written above.


LICENSEE

By:___________________________________


Printed Name:_________________________

Title:________________________________

Date:_________________________________


LICENSOR

By:___________________________________


Printed Name:_________________________

Title: _______________________________

Date:_________________________________